____________________________________________________________

RYANAIR HOLDINGS PLC

AND

THE BANK OF NEW YORK,

As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY ~~RECEIPTS~~SHARES

Deposit Agreement

Dated as of May 29, 1997

As Amended and Restated as of February 28, 2000

As Amended and Restated as of May 16, 2001

As Amended and Restated as of ___________, 2007

____________________________________________________________

ARTICLE 1.

DEFINITIONS

1

SECTION 1.01.

AMERICAN DEPOSITARY SHARES.

1

SECTION 1.02.

ARTICLES.

2

SECTION 1.03.

COMMISSION.

2

SECTION 1.04.

CONSULTATION.

2

SECTION 1.05.

CUSTODIAN.

2

SECTION 1.06.

Deliver; Surrender.

2

SECTION 1.07.

DEPOSIT AGREEMENT.

~~2~~3

SECTION ~~1.07.~~1.08.

DEPOSITARY; CORPORATE TRUST OFFICE.

~~2~~3

~~SECTION 1.08.~~

~~Deposited Securities.~~

~~2~~

SECTION 1.09.

~~Directors~~Deposited Securities.

3

SECTION 1.10.

~~Dollars~~Directors.

~~3~~4

SECTION 1.11.

Dollars.

4

SECTION 1.12.

EURO; EURO CENTS.

~~3~~4

SECTION ~~1.12.~~1.13.

FOREIGN REGISTRAR.

~~3~~4

~~SECTION 1.13.~~

~~Holder.~~

~~3~~

SECTION 1.14.

~~Issuer~~Holder.

~~3~~4

SECTION 1.15.

Issuer.

4

SECTION 1.16.

NATIONALITY DECLARATION.

~~3~~4

~~SECTION 1.16.~~

~~Pre-Release.~~

~~3~~

SECTION 1.17.

~~Receipts~~Pre-Release.

4

SECTION 1.18.

~~Registrar~~Receipts.

~~4~~5

SECTION 1.19.

Registrar.

5

SECTION 1.20.

SECURITIES ACT OF 1933.

~~4~~5

SECTION ~~1.20.~~1.21.

SECURITIES EXCHANGE ACT OF 1934.

~~4~~5

~~SECTION 1.21.~~

~~Shares.~~

~~4~~

SECTION 1.22.

Shares.

5

SECTION 1.23.

STAMP TAXES.

~~4~~5

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, ~~EXECUTION AND~~ DELIVERY, TRANSFER AND SURRENDER OF ~~RECEIPTS~~

~~5~~AMERICAN DEPOSITARY SHARES

6

SECTION 2.01.

FORM of Receipts; Registration AND TRANSFERABILITY OF ~~Receipts.~~

~~5~~American Depositary Shares.

6

SECTION 2.02.

DEPOSIT OF SHARES.

~~6~~7

SECTION 2.03.

~~Execution and~~ DELIVERY OF ~~Receipts.~~

~~7~~American Depositary Shares.

8

SECTION 2.04.

Registration of TRANSFER OF ~~Receipts~~American Depositary Shares; COMBINATION AND SPLIT-UP OF RECEIPTS~~.~~

~~7~~; Interchange of Certificated and Uncertificated American Depositary Shares.

8

SECTION 2.05.

SURRENDER OF ~~Receipts~~American Depositary Shares AND WITHDRAWAL OF ~~Shares.~~

~~8~~Deposited Securities.

9

SECTION 2.06.

LIMITATIONS ON ~~Execution and~~ DELIVERY, TRANSFER AND SURRENDER OF

~~Receipts.~~

~~9~~American Depositary Shares.

11

SECTION 2.07.

LOST RECEIPTS, ETC.

~~10~~12

SECTION 2.08.

CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS.

~~11~~12

SECTION 2.09.

PRE-RELEASE OF ~~Receipts.~~

~~11~~American Depositary Shares.

12

SECTION 2.10.

EUROPEAN UNION HOLDERS.

~~12~~13

SECTION 2.11.

DTC Direct Registration System and Profile Modification System.

14

ARTICLE 3.

CERTAIN OBLIGATIONS OF HOLDERS OF ~~RECEIPTS~~

~~12~~AMERICAN DEPOSITARY SHARES

14

SECTION 3.01.

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

~~12~~14

SECTION 3.02.

LIABILITY OF HOLDER FOR TAXES.

~~13~~15

SECTION 3.03.

WARRANTIES ON DEPOSIT OF SHARES.

~~13~~15

SECTION 3.04.

RESTRICTIONS UPON OWNERSHIP.

~~13~~16

SECTION 3.05.

DISCLOSURE OF INTERESTS.

~~17~~19

ARTICLE 4.

THE DEPOSITED SECURITIES

~~20~~22

SECTION 4.01.

CASH DISTRIBUTIONS.

~~20~~22

SECTION 4.02.

DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS.

~~20~~23

SECTION 4.03.

DISTRIBUTIONS IN SHARES.

~~21~~23

SECTION 4.04.

RIGHTS.

~~21~~24

SECTION 4.05.

DIVIDENDS IN CASH OR SHARES.

~~22~~25

SECTION 4.06.

CONVERSION OF FOREIGN CURRENCY.

~~23~~25

SECTION 4.07.

FIXING OF RECORD DATE.

~~24~~26

SECTION 4.08.

VOTING OF DEPOSITED SECURITIES.

~~25~~27

SECTION 4.09.

CHANGES AFFECTING DEPOSITED SECURITIES.

~~26~~28

SECTION 4.10.

REPORTS.

~~26~~28

SECTION 4.11.

LISTS OF HOLDERS.

~~26~~29

SECTION 4.12.

WITHHOLDING.

~~26~~29

SECTION 4.13.

AVAILABLE INFORMATION.

~~27~~29

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER

~~27~~29

SECTION 5.01.

MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE DEPOSITARY.

~~27~~29

SECTION 5.02.

PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE ISSUER.

~~28~~30

SECTION 5.03.

OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN AND THE ISSUER.

~~29~~31

SECTION 5.04.

RESIGNATION AND REMOVAL OF THE DEPOSITARY.

~~30~~32

SECTION 5.05.

THE CUSTODIAN.

~~31~~33

SECTION 5.06.

NOTICES AND REPORTS.

~~32~~34

SECTION 5.07.

ISSUANCE OF ADDITIONAL SHARES, ETC.

~~32~~34

SECTION 5.08.

INDEMNIFICATION.

~~33~~35

SECTION 5.09.

CHARGES OF DEPOSITARY.

~~34~~36

SECTION 5.10.

RETENTION OF DEPOSITARY DOCUMENTS.

~~35~~37

ARTICLE 6.

AMENDMENT AND TERMINATION

~~35~~37

SECTION 6.01.

AMENDMENT.

~~35~~37

SECTION 6.02.

TERMINATION.

~~35~~38

ARTICLE 7.

MISCELLANEOUS

~~36~~39

SECTION 7.01.

COUNTERPARTS.

~~36~~39

SECTION 7.02.

NO THIRD PARTY BENEFICIARIES.

~~37~~39

SECTION 7.03.

SEVERABILITY.

~~37~~39

SECTION 7.04.

HOLDERS AS PARTIES; BINDING EFFECT.

~~37~~40

SECTION 7.05.

NOTICES.

~~37~~40

SECTION 7.06.

GOVERNING LAW.

~~38~~40

SECTION 7.07.

PROHIBITION OF ASSIGNMENT.

~~38~~41

SECTION 7.08.

COMPLIANCE WITH U.S. SECURITIES LAWS.

~~38~~41

22.1722

EMM-869320_5

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of May 29, 1997, as amended and restated as of February 28, 2000, as amended and restated as of May 16, 2001, and as further amended and restated as of ~~May 16, 2001 and~~________, 2007 among RYANAIR HOLDINGS PLC, a corporation organized and existing under the laws of the Republic of Ireland (herein called the Issuer), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all holders from time to time of American Depositary ~~Receipts~~Shares issued hereunder (herein called the Holders).

W I T N E S S E T H :

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) from time to time with the Depositary or with the Custodian (as hereinafter defined), as agent of the Depositary, for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.

American Depositary Shares.

The term "American Depositary Shares" shall mean the ~~rights evidenced by the Receipts issued hereunder, including the interests in~~securities created under this Deposit Agreement representing rights with respect to the Deposited Securities ~~granted to the Holders pursuant to the terms and conditions of this Deposit Agreement~~.  American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that refer specifically to Receipts, all the provisions of this Deposit Agreement shall apply to both certificated and uncertificated American Depositary Shares.  Each American Depositary Share shall represent ~~rights to receive~~ the number of Shares ~~as designated on~~specified in Exhibit A ~~hereto~~to this Deposit Agreement, until there shall occur a distribution upon the Deposited Securities covered by Section 4.03 or a change in such Deposited Securities covered by Section 4.09 with respect to which additional ~~Receipts~~American Depositary Shares are not ~~executed and~~ delivered, and thereafter the American Depositary Shares shall represent rights to receive the kind and amount of such Deposited Securities specified in or pursuant to such Sections.

SECTION 1.02.

Articles.

The term "Articles" means the Memorandum and Articles of Association of the Issuer, as from time to time amended or supplemented.  A copy of the Articles, as in effect on the date of this Deposit Agreement, is annexed hereto as Exhibit B-1.

SECTION 1.03.

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.04.

Consultation.

The term "consultation" shall include within its meaning the good faith attempt by the Depositary to discuss, if practicable, the relevant issue in a timely manner with a person employed by the Issuer reasonably believed by the Depositary to be empowered by the Issuer to engage in such discussion on behalf of the Issuer.

SECTION 1.05.

Custodian.

The term "Custodian" shall mean the Dublin, Ireland offices of the Bank of Ireland, as agent of the Depositary for the purposes of this Deposit Agreement, and any other entity, firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.06.

Deliver; Surrender.

(a)

The term “deliver”, or its noun form, when used with respect to Shares or Deposited Securities, shall mean effecting one or more entries in an account or accounts maintained by an institution authorized under applicable law to effect transfers of such securities in the name of the person entitled to that delivery.

(b)

The term “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to an account or accounts at The Depository Trust Company (“DTC”) designated by the person entitled to such delivery, (ii) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person or (iii) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and whereupon mailing will be made to that person of a statement confirming that registration.

(c)

The term “surrender”, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (ii) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares or (iii) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt.

SECTION 1.07.

~~SECTION 1.06.~~ Deposit Agreement.

The term "Deposit Agreement" shall mean this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.08.

 ~~SECTION 1.07.~~ Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor, assign or transferee as depositary hereunder appointed or acting in accordance with Section 5.04 or Section 7.07 hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.09.

~~SECTION 1.08.~~ Deposited Securities.

The term "Deposited Securities" as of any time shall mean the Shares at such time deposited or deemed to be deposited (including as contemplated by Section 2.09) under this Deposit Agreement, including without limitation Shares that have not been successfully withdrawn or delivered upon surrender of American Depositary Shares or Receipts, and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.06.

SECTION 1.10.

~~SECTION 1.09.~~ Directors.

The term "Directors" shall mean the directors from time to time of the Issuer.

SECTION 1.11.

~~SECTION 1.10.~~ Dollars.

The term "Dollars" shall mean the lawful currency for the time being of the United States of America.

SECTION 1.12.

~~SECTION 1.11.~~ Euro; Euro cents.

The terms “Euro” and “Euro cents” shall mean the common currency of the participating member countries in the European Monetary Union.

SECTION 1.13.

~~SECTION 1.12.~~ Foreign Registrar.

The term "Foreign Registrar" shall mean the Registration Department of the Bank of Ireland, which is the entity that is appointed by the Issuer to carry out the duties of registrar for the Shares or any successor as registrar for the Shares, and any other appointed agent of the Issuer for the transfer and registration of Shares, including without limitation any securities depository for the Shares.

SECTION 1.14.

~~SECTION 1.13.~~ Holder.

The term "Holder" shall mean the person or persons in whose name ~~a Receipt is~~American Depositary Shares are registered on the books of the Depositary maintained for such purpose.

SECTION 1.15.

~~SECTION 1.14.~~ Issuer.

The term "Issuer" shall mean Ryanair Holdings plc, incorporated under the laws of the Republic of Ireland, and its successors.

SECTION 1.16.

~~SECTION 1.15.~~ Nationality Declaration.

The term "Nationality Declaration" shall mean a declaration of nationality in the form, as of the date of this Deposit Agreement, annexed hereto as Exhibit B-2.

SECTION 1.17.

~~SECTION 1.16.~~ Pre-Release.

The term "Pre-Release" shall have the meaning set forth in Section 2.09 hereof.

SECTION 1.18.

~~SECTION 1.17.~~ Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing certificated American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.19.

~~SECTION 1.18.~~ Registrar.

The term "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register ~~Receipts~~American Depositary Shares and transfers, surrenders and cancellations of ~~Receipts and to countersign Receipts~~American Depositary Shares as herein provided and shall include any co-registrar appointed by the Depositary.

SECTION 1.20.

~~SECTION 1.19.~~ Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.21.

~~SECTION 1.20.~~ Securities Exchange Act of 1934.

The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.22.

~~SECTION 1.21.~~ Shares.

The term "Shares" shall mean Ordinary Shares in registered form of the Issuer, heretofore validly issued and outstanding and fully paid, nonassessable and as to which any pre-emptive rights of the holders of outstanding Shares were validly exercised or waived or hereafter validly issued and outstanding and fully paid, nonassessable and as to which any pre-emptive rights of the holders of outstanding Shares will have been validly exercised or waived.

SECTION 1.23.

~~SECTION 1.22.~~ Stamp Taxes.

The term "Stamp Taxes" shall mean, as the context may require, (a) any stamp duty reserve tax imposed by the Stamp Act, 1891 and subsequent Finance Acts of the Republic of Ireland (or any statutory modification or reenactment thereof) in respect of any deposit of Shares in accordance with Section 2.02 of, or otherwise pursuant to the terms of, this Deposit Agreement, (b) any stamp duty imposed by the Stamp Act, 1891 and subsequent Finance Acts of the Republic of Ireland (or any statutory modification or reenactment thereof) in respect of any deposit of Shares in accordance with Section 2.02 of, or otherwise pursuant to the terms of, this Deposit Agreement, or (c) both of them.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, ~~EXECUTION AND~~ DELIVERY, TRANSFER AND SURRENDER OF ~~RECEIPTS~~AMERICAN DEPOSITARY SHARES

SECTION 2.01.

Form of Receipts; Registration and Transferability of ~~Receipts~~American Depositary Shares.

Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar (other than the Depositary) for the Receipts shall have been appointed pursuant to Section 5.01, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.   The Depositary shall maintain books on which (i) each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered and (ii) all American Depositary Shares delivered as hereinafter provided and all registrations of transfer of American Depositary Shares shall be registered.  The Depositary shall provide such information regarding the transfer of ~~Receipts~~American Depositary Shares and entries made by it in such books as the Issuer shall require from time to time in such format as the Issuer shall reasonably require.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary or the Registrar who was at the time such signature was effected a proper signatory of the Depositary or the Registrar shall bind the Depositary or the Registrar or co-registrar as the case may be, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Depositary or the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement or the Articles as may be required by the Depositary or the Issuer or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

~~Title to a Receipt (and to the~~ American Depositary Shares evidenced ~~thereby)~~by a Receipt, when ~~such Receipt is~~ properly endorsed or accompanied by proper instruments of transfer, shall be transferable ~~by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the~~as certificated registered securities under the laws of New York.  American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.  The Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the Holder ~~thereof~~of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to any distribution of dividends or other distributions (including distributions upon the redemption thereof) or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02.

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive such Shares may be deposited by any person by delivery thereof to the Custodian hereunder, accompanied by any appropriate certificate, instrument or ~~instruments of~~instructions for transfer, or endorsement, in form satisfactory to the Depositary or the Custodian, together with all such certifications, payments (including, without limitation, amounts in respect of any applicable stamp taxes) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary, the Custodian or the Issuer in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to ~~execute and~~ deliver to, or upon the written order of, the person or persons stated in such order, ~~a Receipt or Receipts for~~ the number of American Depositary Shares representing such deposited Shares.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the appropriate body, if any, which is performing the function of governing the regulation of currency exchange under Irish law. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian or its nominee of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name such Shares are or have been recorded may thereafter receive upon or in respect of or upon redemption of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request, risk and expense of any holder of Shares and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with the other documents and payments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to the Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents and payments herein specified, the Custodian shall take action to, as soon as transfer and recordation can be accomplished, present such certificate or certificates or other documents, as applicable, to the Issuer or the Foreign Registrar, if applicable, for registration of, or registration of transfer of, the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the holder of Shares making such deposit.

The Depositary shall refuse to accept deposits reasonably specified by the Issuer in writing from time to time in connection with enforcing the Foreign Interest Limitation (as defined in Section 3.04).

Deposited Securities shall be held by the Depositary or by the Custodian or its nominee for the account and to the order of the Depositary, at such place or places as the Depositary shall determine.

SECTION 2.03.

~~Execution and~~ Delivery of ~~Receipts~~American Depositary Shares.

Upon receipt by any Custodian of any Shares deposited pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open, the Depositary may require a proper acknowledgment or other evidence from the Issuer that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents and payments required as above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order ~~a Receipt or Receipts~~American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares to be ~~evidenced thereby~~so delivered.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, ~~execute and~~ deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, ~~a Receipt or Receipts, registered in the name or names of, and evidencing any authorized~~the  number of American Depositary Shares ~~requested by, such person or persons~~issuable in respect of that deposit, but only upon payment to the Depositary by such person or persons of the fee of the Depositary for the ~~execution and~~ delivery of such ~~Receipt or Receipts~~American Depositary Shares as provided in Section 5.09, and of all taxes (including, without limitation, amounts in respect of any applicable stamp taxes), duties and other governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.04.

Registration of Transfer of ~~Receipts~~American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of ~~Receipts~~American Depositary Shares on its transfer books from time to time, upon any surrender at any of its designated transfer offices of ~~a Receipt~~American Depositary Shares, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or pursuant to proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10) as the case may be, and duly stamped as may be required by applicable law.  Thereupon the Depositary shall ~~execute a new Receipt or Receipts and~~ deliver the ~~same~~number of American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the owner of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing those American Depositary Shares.

SECTION 2.05.

Surrender of ~~Receipts~~American Depositary Shares and Withdrawal of ~~Shares~~Deposited Securities.

Upon surrender at the Corporate Trust Office of the Depositary of ~~a Receipt~~American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented ~~by the American Depositary Shares evidenced by such Receipt~~thereby, and upon payment of the fee of the Depositary for the cancellation of ~~Receipts~~American Depositary Shares as provided in Section 5.09 and payment of all taxes, duties and other governmental charges payable in connection with delivery of Deposited Securities against surrender of ~~Receipts~~American Depositary Shares, and subject to the terms and conditions of this Deposit Agreement,  the Holder of ~~such Receipt~~those American Depositary Shares shall be entitled to delivery, to him or ~~upon his order~~as instructed, of the amount of Deposited Securities at the time represented by ~~the~~those American Depositary Shares ~~evidenced by such Receipt~~.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates or account transfer in the name of such Holder or as ordered by him ~~or certificates properly endorsed~~, with proper endorsement or accompanied by proper instruments ~~of~~ or instructions for  transfer to such Holder or ~~as ordered by him~~pursuant to proper delivery instructions and (b) any other securities, property and cash to which such Holder is then entitled together with any transfer or assignment related thereto given pursuant to Section 2.02 in respect of such ~~Receipts~~American Depositary Shares to such Holder or ~~as ordered by him~~such person or person as instructed.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the Dublin office of such Custodian, subject to Sections 2.06, 3.01 and 3.02, 3.04 and 3.05 and pursuant to the other terms and conditions of this Deposit Agreement and the Articles, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities at the time represented by the surrendered American Depositary Shares ~~evidenced by such Receipt~~, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any cash, dividends, distributions or rights with respect to the Deposited Securities represented by ~~the~~those American Depositary Shares ~~evidenced by such Receipt~~, or of any proceeds of sale of any such cash, dividends, distributions or rights, which may at the time be held by the Depositary.

Subject to Section 4.04 hereof, at the request, risk and expense of any Holder so surrendering ~~a Receipt~~American Depositary Shares, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash, rights or other property comprising, and forward any certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares (evidenced by such Receipt, if applicable) to the Depositary for delivery at the Corporate Trust Office of the Depositary for the account of such Holder.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

The Articles provide that the Directors will not register any person (other than the Depositary and certain other persons specified in the Articles) as a holder of a Share unless such person has furnished to the Directors a Nationality Declaration stating (i) the name and nationality of any person which has an Interest (as defined in the Articles) in such Share and (if such declaration or the Directors so require) the nature and extent of the Interests of each such person or (ii) such other information as the Directors may from time to time determine.  Any person who withdraws Shares and does not submit to the Foreign Registrar a Nationality Declaration will be deemed to have appointed the Foreign Registrar to act as his or her attorney-in-fact and to complete the Nationality Declaration on behalf of such person designating such Shares being withdrawn as being held by a person who is an Affected Holder (as defined in the Articles).

The Depositary and the Custodian shall not be liable or responsible for the failure of any person to submit a Nationality Declaration in connection with the cancellation of ~~a Receipt~~American Depositary Shares and the withdrawal of Shares.

Except as otherwise expressly permitted by this Deposit Agreement, neither the Depositary nor the Custodian shall deliver Deposited Securities, by physical delivery, book entry or otherwise, or otherwise permit Deposited Securities to be withdrawn from the facility created hereby, except upon the receipt and cancellation of the relevant ~~Receipts~~American Depositary Shares.

SECTION 2.06.

Limitations on ~~Execution and~~ Delivery, Transfer and Surrender of ~~Receipts~~American Depositary Shares.

As a condition precedent to the ~~execution and~~ delivery, registration, registration of transfer, split-up, combination or surrender of any ~~Receipt~~American Depositary Share or transfer or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax, duty or other governmental charge (including, without limitation, amounts in respect of any applicable Stamp Taxes) and any stock transfer or registration fee paid by it with respect thereto (including any such tax, duty or charge and fee with respect to Shares being deposited or withdrawn or to the ~~Receipts~~American Depositary Shares being ~~executed and~~ delivered) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations, if any, the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 7.08.

The delivery of ~~Receipts~~American Depositary Shares against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of ~~Receipts~~American Depositary Sharers in particular instances may be refused, or the registration of transfer or surrender of outstanding ~~Receipts~~American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of relevant law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, Articles, or any securities exchange on which the American Depositary Shares or Shares are listed or for any other reason, subject to the provisions of the following sentence and of Section 7.08 hereof.  Notwithstanding any other provision of this Deposit Agreement and of the Receipts, the surrender of outstanding ~~Receipts~~American Depositary Shares and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any Irish, European Union, U.S. or other applicable foreign laws or governmental regulations relating to the ~~Receipts~~American Depositary Shares or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary will comply with written instructions from the Issuer requesting that the Depositary not accept for deposit hereunder any Shares identified in such instructions in order to facilitate the Issuer's compliance with the U.S. securities laws.

SECTION 2.07.

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08.

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled seven years after such cancellation.

SECTION 2.09.

Pre-Release of ~~Receipts~~American Depositary Shares.

The Depositary may ~~issue Receipts~~deliver American Depositary Shares against the delivery by the Issuer (or any agent of the Issuer recording Share ownership) of rights to receive Shares from the Issuer (or any such agent).  No such ~~issue of Receipts~~delivery of American Depositary Shares will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Issuer to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, ~~execute and~~ deliver ~~Receipts~~American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the ~~receipt and cancellation of Receipts which~~surrender of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ~~Receipt has~~American Depositary Shares have been Pre-Released.  The Depositary may receive ~~Receipts~~American Depositary Shares in lieu of Shares  in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ~~Receipts~~American Depositary Shares are to  be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or ~~Receipts~~American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or ~~Receipts~~American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or ~~Receipts~~American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or ~~Receipts~~American Depositary Shares, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or ~~Receipts~~American Depositary Shares upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10.

European Union Holders.

In the event a person or entity having or proposing to have an interest in American Depositary Shares does not wish to be treated as an Affected Holder within the meaning of Section 3.04, such person or entity may, in accordance with Section 3.04(h), contact the Depositary and request from the Depositary a copy of the Nationality Declaration.  Subject to the terms of the Articles, upon (i) submission by such person or entity to the Depositary of a completed and executed Nationality Declaration, (ii) the completion of any steps pursuant to the terms of this Deposit Agreement as may be necessary to cause such American Depositary Shares ~~to be evidenced by Receipts~~ registered in the name of such person or entity, and (iii) the Directors' satisfaction that such person is not an Affected Holder (as defined in the Articles), such person or entity will not be treated as an Affected Holder within the meaning of Section 3.04.

The Depositary shall promptly send to the Issuer copies of such completed and executed Nationality Declaration received by it hereunder.

SECTION 2.11.

DTC Direct Registration System and Profile Modification System.

(a)

Notwithstanding the provisions of Section 2.04, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(b)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement, shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.

CERTAIN OBLIGATIONS OF HOLDERS OF ~~RECEIPTS~~AMERICAN DEPOSITARY SHARES

SECTION 3.01.

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Holder of ~~a Receipt~~American Depositary Shares may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of legal or beneficial ownership or other information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Issuer or Depositary may deem necessary or proper or as the Issuer may require by written request to the Depositary or any Custodian.  The Depositary may withhold the delivery or registration of transfer of ~~any Receipt~~American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities pertaining to such ~~Receipt~~American Depositary Shares until such proof or other information is filed or such certificates are executed or such representations and warranties made. Each Holder and beneficial owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this Section 3.01.  Copies of any such proofs of citizenship or residence, exchange control approval, legal or beneficial ownership which the Depositary receives shall be provided by the Depositary to the Issuer upon the Issuer's written request.

SECTION 3.02.

Liability of Holder for Taxes.

If any tax, duty or other governmental charge (including, without limitation, any applicable Stamp Taxes) or expense shall become payable by the Depositary or the Custodian or its nominee with respect to any ~~Receipt~~American Depositary Shares or any Deposited Securities represented by any ~~Receipt~~American Depositary Shares, such tax, duty or other governmental charge or expense shall be payable by the Holder of such ~~Receipt~~American Depositary Shares to the Depositary.  The Depositary may refuse to effect registration of any transfer or surrender of ~~such Receipt~~those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares ~~evidenced by such Receipt~~ until such payment is made, and may withhold any cash dividends or other cash distributions in respect of such Deposited Securities, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by ~~the~~those American Depositary Shares ~~evidenced by such Receipt~~, and may apply such cash dividends or other cash distributions or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), and the Holder of such ~~Receipt~~American Depositary Shares shall remain liable for any deficiency.

SECTION 3.03.

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and that any preemptive rights of the holders of outstanding Shares were validly waived or exercised and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent (i) that the Shares presented for deposit are not, and the ~~Receipts~~American Depositary Shares issuable upon such deposit will not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933 and (ii) that the deposit of such Shares and the sale of ~~Receipts evidencing~~ American Depositary Shares representing such Shares by that person does not and will not violate the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and ~~issuance of Receipts~~delivery of American Depositary Shares.

SECTION 3.04.

Restrictions upon Ownership.

(a)

Each Holder acknowledges and agrees (i) that each ~~Receipt~~American Depositary Share, and the terms upon which it is held by such Holder, are subject to the Articles, (ii) that (except as otherwise provided in the Articles) such Holder's ~~Receipts~~American Depositary Shares represent an Interest (as defined in the Articles) in the Shares underlying such ~~Receipts~~American Depositary Shares, (iii) that so long as the Articles provide a means by which the Issuer or the Directors may, in accordance with the Articles, limit the extent to which Affected Holders (as defined in the Articles and including, without limitation, non-European Union nationals) may have Interests in the Shares and the exercise of rights by Affected Holders in relation to Shares (the "Foreign Interest Limitation"), such Holder will be bound by the Foreign Interest Limitation (and all related provisions of the Articles) and the Directors have a duty to take action in certain circumstances and in accordance with the Articles to enforce the Foreign Interest Limitation against such Holder (including, without limitation, making provision for the withdrawal of the right of such Holder to direct the voting of the Shares underlying such Holder's ~~Receipts~~American Depositary Shares and/or the forced sale of all or part of such Shares or the Interests held therein (including Interests held through ~~Receipts~~American Depositary Shares) if a sufficient disposal or disposals of Shares or of Interests therein has not been made to the Directors' satisfaction within 21 days (or such longer period as the Directors consider reasonable) after service upon the Depositary (or its nominee), the Custodian (or its nominee) or the Holder of a notice requiring such disposal) or against other Holders or holders of Shares, (iv) that such Holder, to the extent it may legally do so, will provide such information as lies with its knowledge that is requested by the Issuer under statutory provisions of Irish law or the Articles, which may include, without limitation, information as to the capacity in which such Holder holds ~~Receipts~~American Depositary Shares and the nature and extent of the Interests of such Holder or other persons in the Shares underlying such Holder's ~~Receipts~~American Depositary Shares and (v) that the Articles provide that any resolution or determination of, or any decision or the exercise of any discretion or power by, the Directors under the provisions of the Articles relating to the Foreign Interest Limitation shall be final and conclusive and not open to challenge and the Directors shall not be obliged to give any reason therefor and that the Directors shall, so long as they act in good faith, be under no liability to the Issuer or to any other person in acting or not taking action under or pursuant to such provisions of the Articles or for any erroneous determination made by them in exercise of their powers under such provisions.

(b)

If the Depositary (or the Custodian or any nominee of the Custodian) as registered holder of any Shares receives a Restricted Share Notice (as defined in the Articles) from the Issuer or the Directors informing the Depositary that:

(i)

a specified Holder or Holders (a "Relevant Holder" or "Relevant Holders") are believed or are deemed to be Affected Holders (as defined in the Articles) or are believed or are deemed to be Holders through which an Affected Holder or Holders have Interests in relation to any Shares specified in the Restricted Share Notice; and/or

(ii)

the Directors believe that each Relevant Holder or the Affected Holder or Holders believed or deemed to have Interests through such Relevant Holder are or are deemed to be interested in a specified number of such Shares, paragraph (d) of this Section shall apply.  The Issuer need not include in a Restricted Share Notice the information described in clause (ii) of this paragraph (b).  If the Restricted Share Notice does not include such information, the Depositary shall assume for the purposes of paragraph (d) of this Section that each Relevant Holder or the Affected Holder or Holders specified pursuant to clause (i) of this paragraph (b) are or are deemed to be interested in that number of the Shares that bears the same ratio to the total number of Shares specified in such Restricted Share Notice as the number of such Relevant Holder's American Depositary Shares bears to the number of American Depositary Shares of all Relevant Holders specified in such Restricted Share Notice.

(c)

"Relevant Receipt" means a Receipt evidencing the Shares in which a Relevant Holder or the Affected Holder or Holders specified pursuant to clause (i) of paragraph (b) are believed or deemed to have Interests for purposes of this Section.

(d)

Following the receipt of a Restricted Share Notice, the Depositary shall, if the Restricted Share Notice requires such action,

(i)

refuse to register any transfer of a Relevant Receipt until the Issuer has withdrawn the Restricted Share Notice in respect of that Relevant Receipt;

(ii)

not exercise the voting rights attaching to a Relevant Receipt to the extent that the voting rights (as well as the rights to attend and vote at general meetings) attaching to the Shares underlying that Relevant Receipt are denied to the Depositary as notified in the Restricted Share Notice until the Issuer has withdrawn the Restricted Share Notice in respect of that Relevant Receipt; and

(iii)

give notice to each Relevant Holder specified therein of receipt by the Depositary of the Restricted Share Notice and of the actions to be taken under this paragraph (d) and the matters provided for in paragraph (e) of this Section.

If the Depositary at any time receives a further notice from the Issuer or the Directors modifying such Restricted Share Notice, the Depositary shall take action in accordance with such modified Restricted Share Notice from and after the receipt of such notice by the Depositary.

(e)

If the Restricted Share Notice in respect of a Relevant Receipt so specifies, the Depositary shall give notice to the Relevant Holder that (i) the Relevant Holder must within 21 days of receipt of the Restricted Share Notice by the Depositary (or any longer period specified in the Restricted Share Notice) make a disposal or disposals of or of Interests in the Relevant Receipt or underlying Shares to the Directors' satisfaction such that no Affected Holder has an Interest in the Relevant Receipt or underlying Shares and (ii) if such disposal or disposals are not so made to the Directors' satisfaction and if such Restricted Share Notice has not been withdrawn, (A) any or all Shares underlying the Relevant Receipt may be sold by the Directors pursuant to the Articles and (B) if any such sale is made, such Relevant Receipt shall thenceforth represent only the right to receive any cash received by the Depositary in respect thereof, less any taxes and expenses incurred or paid by the Depositary in distributing such cash to the Relevant Holder thereof, and any unsold Shares, and upon surrender of such Relevant Receipt, the Relevant Holder thereof shall be entitled to withdraw such cash and such underlying Shares in the manner set forth in Section 2.05.

(f)

If the Depositary (of the Custodian or any nominee of the Custodian) receives a Restricted Share Notice that does not contain the information described in clause (i) of paragraph (b), the Depositary shall:

(i)

apply any denial of voting rights in consequence thereof pro rata to all American Depositary Shares outstanding from time to time; and

(ii)

give notice to all Holders of receipt by the Depositary of the Restricted Share Notice and of the actions to be taken under this paragraph (f) and the matters provided for in paragraph (e), and treat any sale of Shares in consequence of the Restricted Share Notice as if it were a distribution in cash and a change in Deposited Securities applicable to all Deposited Securities as provided in Sections 4.01 and 4.09.

(g)

Each Holder acknowledges and agrees that the Issuer or the Directors are also empowered by the Articles (i) to serve a Restricted Share Notice on it to the effect that such Holder must make a disposal or disposals of or Interests in ~~Receipts~~American Depositary Shares held by it (or of the underlying Shares) in the manner described in paragraph (e) and (ii) to refuse to register a transfer of Shares in respect of which a Restricted Share Notice has been served if Affected Holders would continue to have an Interest or Interests in such Shares following such transfer.

(h)

Each Holder acknowledges that the Articles provide that the Directors are entitled to assume that all Shares underlying ~~Receipts~~ American Depositary Shares  are Shares in which Affected Holders have Interests, unless the contrary is established to the Directors' satisfaction.  Each Holder who does not wish to be treated as an Affected Holder must complete and submit a Nationality Declaration available upon request from the Depositary and initially in the form of Exhibit B-2 annexed hereto and otherwise comply with the terms of Section 2.10.  Without prejudice to the foregoing, each Holder agrees that the Directors are entitled to assume, unless the contrary is established to the Directors' satisfaction, that each Holder with a registered address in the United States is or holds on behalf of a United States national and that each Holder with a registered address in Canada is or holds on behalf of a Canadian national.

(i)

At the Issuer's expense, the Depositary will forward to Holders or to the Issuer, as the case may be, communications relating to the application of the provisions of this Section 3.04.  Holders seeking to communicate with the Issuer or its Directors on matters relating to the application of the provisions of this Section 3.04 may send their communications to the Depositary for forwarding, at their own risk, to the Issuer.

(j)

Subject to Sections 5.02 and 5.03, the Depositary shall not have any liability to any Holder by reason of the Depositary's performance of its obligations under this Section 3.04.

SECTION 3.05.

Disclosure of Interests.

(a)

Notwithstanding any other provision of this Deposit Agreement, the Articles or applicable Irish law, each Holder agrees to be bound by and subject to applicable provisions of the Irish Companies Act, 1990, the Articles and regulations governing shares quoted on the official list of the Irish Stock Exchange Limited (the "Irish Stock Exchange") summarized below, in each case as in effect on the date hereof, to the same extent as if such Holder held Shares directly. Each Holder agrees to comply with requests from the Issuer or the Depositary made under the Irish Companies Act, 1990, the Articles or regulations governing shares quoted on the official list of the Irish Stock Exchange to provide information, inter alia, as to the capacity in which such Holder owns ~~Receipts~~American Depositary Shares and regarding the identity of any other person interested (as defined in the Irish Companies Act, 1990) in such ~~Receipts~~American Depositary Shares and the nature of such interest.  The Issuer has informed the Depositary that the following information is accurate, as of the date hereof, as the Depositary has made no independent investigation regarding such information.

Sections 67 to 79 of the Irish Companies Act, 1990 provide that a person (including a company and other legal entities) that acquires an interest of 5 per cent or more of any class of shares (including through American Depositary ~~Receipts~~Shares) that comprise part of a public company's "relevant share capital" (i.e., the Issuer's issued share capital carrying the right to vote in all circumstances at a general meeting of the Issuer) is required to notify the company in writing in a prescribed manner of its interest within five days following the day on which the obligation arises.  After the 5 per cent level is exceeded, similar notifications must be made in respect of any change in such person's interest following which the percentage level of the interest previously notified has changed until after, if ever, the percentage level drops below 5 per cent.  Fractional numbers are rounded down for the purposes of establishing changes in percentage levels.  Failure to notify punctually and properly is an offense.  Additionally, in the case of a failure to notify the acquisition of an interest, no right or interest whatsoever in respect of any of the relevant shares will be enforceable, whether directly or indirectly, by action or legal proceeding by the person having such an interest.  Application may be made to the Irish High Court to remove this restriction, and if the court is satisfied that the failure to notify was accidental or due to inadvertence, or some other sufficient cause, or that it is just and equitable to grant relief then the court may grant such relief as it sees fit.

For purposes of such notification obligation, the interest of a person in shares means any kind of interest in shares including interests in any shares (a) in which a spouse, or child under the age of 18, is interested, (b) in which a corporate body is interested and either (i) that corporate body or its directors are accustomed to act in accordance with that person's directions or instructions or (ii) that person is entitled to exercise or to control one-third or more of the voting power of that corporate body or (c) in which another party is interested and the person and that other party are parties to a "concert party" agreement under Section 73 of the Irish Companies Act, 1990.  A concert party agreement is one which provides for one or more parties to acquire interests in the relevant share capital of a particular public company and imposes obligations or restrictions on any of the parties as to the use, retention or disposal of such interests acquired pursuant to such agreement.  An interest in the company's shares must also in fact be acquired by any of the parties pursuant to the agreement.  The agreement must be legally binding or involve mutuality.

Furthermore, if a person acquires or disposes of voting shares in a company and such shares are quoted on the official list of the Irish Stock Exchange (as will be the case with the Shares) such person must notify the Irish Stock Exchange if his or her percentage interest in such shares, following such acquisition or disposal, equals, exceeds or falls below the following percentages: 10%, 25%, 50% and 75%.  Notification must be made in the prescribed manner within five business days.  If any person fails to notify the Irish Stock Exchange within the time allowed, any stockbroker who knows of the circumstances must make the notification and the Irish Stock Exchange is required to notify the default to the Director of Public Prosecutions in Ireland.  The sanctions referred to above for failure to notify in compliance with Sections 67 to 79 of the Irish Companies Act, 1990, will equally apply to failure to notify in this regard.

In addition, Section 81 of the Irish Companies Act, 1990 provides that a public company may by written notice require a person whom the company knows, or has reasonable cause to believe, to be or to have been, at any time during the three years immediately preceding the date on which the notice is issued, interested in shares consisting of the company's "relevant share capital" to confirm that fact or to indicate whether or not that is the case, and where such person holds or during the relevant time had held an interest in such shares, he may be required to give such further information as may be required relating to such interest and any other interest in the shares of which such person is aware.

Where notice is served by the Issuer under the foregoing provisions on a person who is or was interested in the Shares and that person fails to give the Issuer any information required by the notice within such time as is specified in the notice, the Issuer may apply to the Irish court for an order directing that the Shares in questions be subject to restrictions prohibiting, among other things, (i) any transfer of those Shares, (ii) the exercise of the voting rights in respect of such Shares, (iii) the taking up of rights in respect of such Shares, and (iv) other than in liquidation, payments in respect of such Shares.  If the information requested in the notice is not provided, the Articles also enable the service of a restriction notice (as described below) imposing sanctions on the shareholder without the need for court involvement.

A person who fails to fulfill the obligations imposed by Section 81 of the Irish Companies Act, 1990 described above may be subject to criminal penalties.

The Directors also have the power, pursuant to the Articles, to serve a notice (a "Disclosure Notice") on any shareholder, or any other person appearing to be interested in issued Shares, requiring such person to disclose to the Issuer such information as they shall require relating to the ownership of any interest in such Shares as lies within the knowledge of the relevant person.  This can include information which the Issuer is entitled to seek pursuant to Section 81 of the Irish Companies Act, 1990 or any other information which the Directors require in order to determine whether any Shares are Affected Shares (as described in Section 3.04) or whether it is necessary to take steps to protect any License (as defined in the Articles).

If a shareholder, or a person appearing to be interested in Shares held by such shareholder, has been duly served with a notice under Section 81 of the Irish Companies Act, 1990 or a Disclosure Notice requesting information pursuant to the Articles and is in default in supplying the Issuer with the information thereby required, the Issuer may serve a further notice (a "Restriction Notice") on that shareholder.  After the expiration of 14 days from the date of service of the Restriction Notice and for so long as the Restriction Notice remains in effect, no holder or holders of the relevant shares shall be entitled to attend, speak or vote at any general meeting, either in person or by proxy.  In addition, where the relevant shares represent 0.25% of the total number of the issued shares of the class of shares concerned the Restriction Notice may also direct that any dividend or other money which would otherwise be payable on such shares shall be retained by the Issuer without liability to pay interest and no transfer of shares by the shareholder (unless such transfer is an arm's length sale) or any renunciation of or any allotment of new shares or debentures made in respect thereof shall be registered.

(b)

At the request of the Issuer and at the Issuer's expense, the Depositary shall forward to any Holder any request by the Issuer for information or any other communications relating to the application of the provisions summarized in this Section 3.05.  Holders seeking to communicate with the Issuer or the Directors on matters relating to the application of the provisions summarized in this Section 3.05 may send their communications to the Depositary for forwarding, at their own risk, to the Issuer.

If the Issuer requests information from the Depositary or the Custodian, as the Holders of Shares, pursuant to the Articles and the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Issuer such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of the Deposit Agreement.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.01.

Cash Distributions.

(a)

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Issuer on any Deposited Securities in a currency other than Dollars, the Depositary shall, subject to the provisions of Section 4.06, promptly convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09, if applicable), to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Holder of the ~~Receipts evidencing~~ American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ~~Receipts~~American Depositary Shares then outstanding.  The Issuer or its agent will remit to the appropriate governmental agency in Ireland all amounts withheld by the Issuer and owing to such agency.  The Depositary or its agents will remit to the appropriate governmental authority or agency in Ireland all amounts required to be withheld by the Depositary and owing to such agency.  The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders ~~of Receipts~~.

(b)

A failure by a Holder to comply with the provisions outlined in Section 3.05 may result in retention by the Issuer of the dividends otherwise payable on the American Depositary Shares held by that Holder and the rights described in this Section 4.01 to receive dividends payable on Deposited Securities underlying such ~~Receipts~~American Depositary Shares.

SECTION 4.02.

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.12 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed promptly to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that, if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that securities that have been distributed must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary, after consultation with the Issuer, deems such distribution not to be feasible, the Depositary may adopt, with the Issuer's approval, which approval shall not be unreasonably withheld, such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of any securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

SECTION 4.03.

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Issuer's approval, and shall if the Issuer shall so request, ~~distribute~~deliver promptly to the Holders ~~of outstanding Receipts~~ entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, ~~additional Receipts for~~ an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares ~~evidenced by Receipts~~, including the withholding of any tax or other governmental charge as provided in Section 4.12 and the payment of the fees of the Depositary as provided in Section 5.09.  In lieu of delivering ~~Receipts for~~ fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute as promptly as practicable the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional ~~Receipts~~American Depositary Shares are not so ~~distributed~~delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04.

Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Issuer and subject to the terms of the rights and all applicable legislation and regulations and the Articles, have discretion as to the procedure to be followed in making such rights available to Holders ~~of Receipts~~ or in disposing of such rights on behalf of such Holders and making the net proceeds as promptly as practicable available in Dollars to such Holders (subject to the provisions of this Deposit Agreement) or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Issuer, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute promptly, to the Holders entitled thereto, warrants or other instruments therefor in such form as it may determine, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful and feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion, after consultation with the Issuer, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate, subject to the other terms and conditions of this Deposit Agreement, the proceeds of such sales for the accounts of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, the date of delivery of any ~~Receipt or Receipts~~American Depositary Share or otherwise.

If registration under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Issuer to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer any such rights to Holders unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to the Holders of such ~~Receipts~~American Depositary Shares are exempt from or not subject to registration under the provisions of such Act.  Nothing in this Section 4.04 or elsewhere in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Issuer to file a registration statement with the Commission or endeavor to have such a registration statement declared effective so as to allow rights to be made available to Holders of the ~~Receipts~~American Depositary Shares.

SECTION 4.05.

Dividends in Cash or Shares.

Whenever the Depositary shall receive notice from the Issuer of the declaration of a dividend or other distribution on Deposited Securities payable in Shares or cash at the election of each holder of Shares or, if no such election is made, payable in Shares or in cash as provided in the instruments governing such dividend or other distribution, the Depositary shall, upon the written request of the Issuer and subject to Section 5.07, mail to the Holders a notice, the form of which shall be in the discretion of the Depositary, which shall contain (a) such information as is contained in the notice received by the Depositary from the Issuer and (b) a statement that each of the Holders as of the close of business on a specified date will be entitled, subject to any applicable provisions of law, including any applicable provisions of Irish law, the Articles of the Issuer or the instruments governing such dividend or distribution, to instruct the Depositary as to the manner in which such Holder elects to receive such dividend or distribution.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable to make the election in accordance with the instructions set forth in such request, and to distribute cash or Shares, as the case may be, in accordance with the terms of Section 4.01 or Section 4.03, respectively, to the Holders entitled thereto.  If the Depositary does not receive timely instructions from any Holder as to such Holder's election, the Depositary shall make no election with respect to the Deposited Securities represented by such Holder's American Depositary Shares and shall distribute such Shares or cash so received, if any, in respect of such Deposited Securities in accordance with the preceding sentence.

SECTION 4.06.

Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed promptly to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any ~~Receipt~~American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall, after consultation with the Issuer, promptly file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars distributable to the Holders entitled thereto and transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary (in each case after consultation with the Issuer), the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

SECTION 4.07.

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary gives effect to a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, after consultation with the Issuer, fix a record date, which date shall, to the extent practicable, be the same record date fixed by the Issuer (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution, or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  The Depositary will use its best efforts to fix a record date that will coincide with the record date fixed by the Issuer; however, if a coinciding record date is not practicable, the Depositary will fix a record date as near as practicable to the record date set by the Issuer.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof and to give voting instructions and to act in respect of any other such matter in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.08.

Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer the Depositary shall, as soon as practicable thereafter and to the extent permitted by applicable laws, mail to the Holders a notice, which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and of the Articles and the terms of issue of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Issuer.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, (the "Instruction Date") the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares ~~evidenced by such Receipt~~ in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instruction.  If no instructions are received by the Depositary from any holder with respect to any of the Deposited Securities represented by the American Depositary Shares ~~evidenced by such Holder's Receipts~~ on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have  instructed the Depositary to give a discretionary proxy to a person designated by the Issuer with respect to such deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.  In accordance with the Articles and Irish law, failure by a Holder, or a person holding an interest in Shares through a Holder, to comply with the Issuer's request for information of the nature referred to in Section 3.05 may result inter alia, in withdrawal of the voting rights of the Shares underlying the ~~Receipts~~American Depositary Shares held by that Holder and consequently of the rights described in this Section 4.08 to direct the voting of Deposited Securities underlying such ~~Receipts~~American Depositary Shares.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

SECTION 4.09.

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of such Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares theretofore representing the Deposited Securities in respect of which such securities are received shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may with the approval of the Issuer, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.10.

Reports.

The Depositary shall make available for inspection by Holders ~~of Receipts~~, at its Corporate Trust Office and at any other designated transfer offices any reports and communications, including any proxy material, received from the Issuer which are both (a) received by the Depositary or the Custodian or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also send to the Holders copies of such reports when furnished by the Issuer pursuant to Section 5.06.

SECTION 4.11.

Lists of Holders.

Promptly upon request by the Issuer, the Depositary shall furnish to it a list, as of a date specified by the Issuer, of the names, addresses and holdings of American Depositary Shares by all persons in whose names ~~Receipts~~American Depositary Shares are registered on the books of the Depositary.

SECTION 4.12.

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax, duty or other governmental charge (including, without limitation, any applicable Stamp Taxes) which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, duties or other governmental charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, duties or other governmental charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.13.

Available Information.

The Issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission.  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at ~~450 Fifth~~100 F Street, N.W., Washington, D.C. 20549.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER

SECTION 5.01.

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of ~~Receipts~~American Depositary Shares and transfers of ~~Receipts~~American Depositary Shares which at all reasonable times shall be open for inspection by the Holders ~~of such Receipts~~ and the Issuer, provided that such inspection shall not be for the purpose of communicating with Holders ~~of such Receipts~~ in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement, the Articles or the ~~Receipts or~~American Depositary Shares.

The Depositary may subject to Section 2.06 close the transfer books with respect to the Receipts (a) at any time or from time to time, after consultation with the Issuer, when deemed expedient by it in connection with the performance of its duties hereunder, or (b) at the request of the Issuer, subject in all cases to Section 7.08 hereof.

If any ~~Receipts or the~~ American Depositary Shares ~~evidenced thereby~~ are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars, with the written consent of the Issuer, for registration of such ~~Receipts~~American Depositary Shares in accordance with any requirements of such exchange or exchanges.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Issuer; provided, that the appointment of any such Registrar or co-registrar shall in no way relieve the Depositary of its obligations under this Deposit Agreement to the Holders or the Issuer.

The Depositary, upon the request or with the approval of the Issuer, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ~~Receipts~~American Depositary Shares at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed by the Depositary upon the request or with the approval of the Issuer and substitutes appointed by the Depositary upon the request or with the approval of the Issuer.  Each Registrar, co-registrar or co-transfer agent appointed under this Section 5.01 shall give notice in writing to the Issuer and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may (and shall, if so instructed by the Depositary or the Issuer) require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to ~~Receipts~~American Depositary Shares and will be entitled to protection and indemnity to the same extent as the Depositary.  Any appointment of one or more co-transfer agents shall in no way relieve the Depositary of its obligations to the Issuer or the Holders under this Deposit Agreement.

The Issuer shall have the right to inspect transfer and registration records of the Depositary relating to ~~Receipts~~American Depositary Shares, to take copies thereof and to require the Depositary, the Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Issuer may request.

SECTION 5.02.

Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder ~~of any Receipt~~, if by reason of any provision of any present or future law or regulation of the United States, Ireland or the European Union or any other provision of applicable law, or by reason of any requirement, direction or applicable rule, law or regulation of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles or any of the Deposited Securities, or by reason of any act of God or war or other circumstances beyond the control of either of them, the Depositary or the Issuer shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer or their respective directors, employees, agents or affiliates  incur any liability to any Holder ~~of any Receipt~~ by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or the Articles.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03.

Obligations of the Depositary, the Custodian and the Issuer.

The Issuer assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders ~~of Receipts~~, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Holder ~~of any Receipt~~ (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary undertakes that it shall not (i) sell Deposited Securities held by it as Depositary, or (ii) deliver Deposited Securities, except as expressly contemplated in the Deposit Agreement.  The Depositary undertakes that it shall not pledge, charge, mortgage or create or allow to subsist any other form of encumbrance over or security interest in  the Deposited Securities of the Issuer held by it as Depositary.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ~~Receipts~~American Depositary Shares, which in its opinion may involve it in expense or liability (other than any action, suit or proceedings brought by either party against the other relating to this Deposit Agreement), unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or nonaction is in good faith.

The appointment of any Custodian, Registrar, co-registrar, transfer agent or co-transfer agent pursuant to this Deposit Agreement shall in no way relieve the Depositary of its obligations under this Deposit Agreement to Holders or to the Issuer.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.

Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed as Depositary by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor provided, that such predecessor Depositary shall not be discharged from its obligations to the Issuer under Section 5.08 and such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts, together with copies of such records in relation to the Receipts as the Issuer may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment within 30 days to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.

The Custodian.

The Depositary has appointed the Bank of Ireland as Custodian and agent to the Depositary for the purposes of this Deposit Agreement.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary undertakes to procure compliance by the Custodian with the applicable provisions of this Deposit Agreement.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective and the Depositary will notify the Issuer of such resignation.  The Depositary or the Issuer may discharge any Custodian at any time upon notice to the Custodian being discharged.  If, however, upon such notice of resignation or discharge there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice or upon the receipt of any such notice by the Custodian as the case may be, with the consent of the Issuer, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it (a) may, with the consent of the Issuer or (b) shall at the Issuer's written request, appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary, the previous Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary and the Issuer.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders.

Upon the appointment of any successor Depositary, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but such successor depositary so appointed shall, nevertheless, on the written request of such Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as such agent hereunder of such successor depositary.

SECTION 5.06.

Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting at which holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares.  If requested in writing by the Issuer, the Depositary will arrange for the mailing, at the Issuer's expense, of copies of such notices, reports and communications to all Holders ~~of Receipts~~ or, at the request of the Issuer, make such notices, reports and other communications available to all Holders ~~of Receipts~~ on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Issuer may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.07.

Issuance of Additional Shares, etc.

The Issuer agrees that it will take all steps reasonably necessary to ensure that no violation by the Issuer of the Securities Act of 1933 (or any applicable state securities law) will result from any issuance of (i) additional Shares, (ii) rights to subscribe for Shares, (iii) securities convertible into or exchangeable for Shares, or (iv) rights to subscribe for any such securities. In the event of such an issuance of additional Shares pursuant to the terms of the preceding sentence, the Issuer shall promptly give notice, pursuant to this Agreement, to the Depositary of the occurrence of such event.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with the Issuer will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or unless the offering and sale of such Shares is exempt from or not subject to the registration requirements of the Securities Act of 1933.

The Depositary will comply with the reasonable instructions of the Issuer not to accept knowingly for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Issuer's compliance with the securities laws of the United States.

SECTION 5.08.

Indemnification.

(a)

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them or except to the extent that such liability or expense arises out of information relating to the Depositary included in the registration statement on Form F-6 relating to the American Depositary Shares, or omissions of such information, or (ii) by the Issuer or any of its directors, employees, agents and affiliates; provided, however, that such indemnity shall not extend to any taxes, duties and other governmental charges, fees and other expenses of the Depositary, its directors, employees, agents and affiliates and any Custodian that, pursuant to the Deposit Agreement or any supplemental fee or other agreement, are not payable by the Issuer.

(b)

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09) but only to the extent that any such liability or expense arises in connection with (a) any United States Federal, state or local income tax laws, or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 hereof.  However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Issuer expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

(c)

The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

If any action or claim shall be brought or threatened to be brought against any party in respect of which indemnity may be sought pursuant to this Section 5.08, such indemnified party shall, as soon as practicable (or, in the case of any action or claim which is threatened to be brought, as soon as practicable after such party becomes aware of the same), notify the party against whom indemnity may be sought in writing of such action or claim; and in such circumstances, and also in the event of any action or claim being brought or threatened to be brought against any of the parties hereto, the other parties hereto shall provide, to the party against whom such action or claim is brought or threatened to be brought, such information and assistance as such party shall reasonably request, subject always to the provisions of the indemnity contained in this Section 5.08.  Each party shall to the extent reasonable and practicable in all circumstances consult with each of the other parties as and when reasonably requested by such party in respect of any action or claim referred to in this Section 5.08.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

SECTION 5.09.

Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer in arrears once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

~~The~~For the benefit of the Depositary and/or the Issuer, the following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering ~~Receipts~~American Depositary Shares or to whom ~~Receipts~~American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the ~~Receipts~~American Depositary Shares or Deposited Securities or a ~~distribution of Receipts~~delivery of American Depositary Shares pursuant to Section 4.03), ~~whichever~~or by Holders, as applicable:  (1) taxes, duties and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the ~~execution and~~ delivery of ~~Receipts~~American Depositary Shares pursuant to Section 2.03, 4.03, 4.04 or 4.05 and the surrender of ~~Receipts~~American Depositary Shares pursuant to Section 2.05 or Section 6.02, ~~and~~ (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any ~~each~~cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.05 hereof, ~~and~~ (7) a fee for the distribution of ~~proceeds of sales of~~ securities ~~or rights~~ pursuant to Section 4.02, ~~4.03 or 4.04, respectively,~~ such fee being in an amount equal to the fee for the ~~issuance~~delivery of American Depositary Shares referred to ~~in (5)~~ above which would have been charged as a result of the deposit ~~by Holders~~ of such securities (for purposes of this clause ~~(~~7~~)~~ treating all such securities as if they were Shares) ~~or Shares received in exercise of rights distributed to them pursuant to Section 4.02, 4.03 or 4.04, respectively,~~ but which securities ~~or rights are instead sold by the Depositary and the net proceeds distributed.~~are instead distributed by the Depositary to Holders, (8) in addition to any fee charged under clause (6), a fee of $.01 per American Depositary Share (or portion thereof) for depositary services (which fee shall be assessed against Holders on or about March 20th and on or about September 20th by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions); provided, however, that the maximum fee charged under this clause (8) shall not exceed $.02 per calendar year, and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section 4.07 and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in American Depositary Shares.

SECTION 5.10.

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.01.

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of ~~Receipts~~American Depositary Shares, shall, however, not become effective as to outstanding ~~Receipts~~American Depositary Shares until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding ~~Receipts~~American Depositary Shares, provided that the parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Issuer and the Depositary) in order for American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Every Holder of ~~a Receipt~~American Depositary Shares at the time any such amendment so becomes effective shall be deemed, by continuing to hold such ~~Receipt~~American Depositary Shares, to consent and agree to such amendment and to be bound by the Deposit Agreement ~~or the Receipts~~ as amended thereby.  In no event shall any amendment impair the right of the Holder ~~of any Receipt~~ to surrender ~~such Receipt~~American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02.

Termination.

The Depositary shall at any time at the direction of the Issuer, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all ~~Receipts~~American Depositary Shares then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement upon 90 days notice to the Issuer and the Holders of all ~~Receipts~~American Depositary Shares then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Holder of ~~a Receipt~~American Depositary Shares will, upon (a) surrender of ~~such Receipt~~those American Depositary Shares at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of ~~Receipts~~American Depositary Shares referred to in Section 2.05, and (c) payment of any applicable taxes, duties or other governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares ~~evidenced by such Receipt~~.  If any ~~Receipts~~American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ~~Receipts~~American Depositary Shares, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ~~Receipts~~American Depositary Shares surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of ~~a Receipt~~American Depositary Shares, any expenses for the account of the Holder of such ~~Receipt~~American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or other governmental charges).  At any time after the expiration of two years from the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account without liability for interest, for the pro rata benefit of the Holders of ~~Receipts~~American Depositary Shares which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and except for its obligations to the Issuer under Section 5.08.  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.01.

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Holder ~~of a Receipt~~ during business hours.

SECTION 7.02.

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.

Holders as Parties; Binding Effect.

The Holders shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof, of the Articles, of the Shares and of the Receipts by acceptance thereof.

SECTION 7.05.

Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Chief Financial Officer, Ryanair Holdings plc, c/o Ryanair Limited, Corporate Head Office, Dublin Airport, County Dublin, Ireland or any other place to which the Issuer may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Issuer of New York, 101 Barclay Street, New York, New York 10286, Attention:  American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for ~~Receipts~~American Depositary Shares of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent to the Issuer or the Depositary shall be deemed to be effective when received. Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air-courier service.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06.

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.07.

Prohibition of Assignment.

Neither the Depositary nor any Custodian may assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the written consent of the Issuer.

SECTION 7.08.

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate U.S. securities laws including, but not limited to, Section I.A. (1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, RYANAIR HOLDINGS PLC and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Holders shall become parties hereto upon acceptance by them of ~~Receipts~~American Depositary Shares issued in accordance with the terms hereof.

RYANAIR HOLDINGS PLC

By:______________________

THE BANK OF NEW YORK,

as Depositary

By:______________________

ANNEX A

EXHIBIT A

THE RIGHTS OF HOLDERS OF RECEIPTS TO DIRECT THE VOTING OF

SHARES AND TO RECEIVE CERTAIN DIVIDENDS MAY BE RESTRICTED,

AND HOLDERS MAY BE SUBJECT TO CRIMINAL PENALTIES IN CERTAIN

CASES, AS DESCRIBED IN ARTICLE 23 BELOW

__________________________________

AMERICAN DEPOSITARY SHARES,

(Each American Depositary Share represents five (5) depositary Shares)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT FOR UNITS OF ORDINARY

SHARES OF THE NOMINAL VALUE 2.54 EURO CENTS EACH OF

RYANAIR HOLDINGS PLC

(A CORPORATION ORGANIZED AND

EXISTING UNDER THE LAWS OF THE REPUBLIC OF IRELAND)

The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that ___________________________________________, or registered assigns IS THE HOLDER OF _____________________________

AMERICAN DEPOSITARY SHARES

representing deposited units of Ordinary Shares (herein called "Shares") of Ryanair Holdings plc, a corporation organized and existing under the laws of the Republic of Ireland (herein called the "Issuer").  At the date hereof, each American Depositary Share represents five (5) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Dublin, Ireland offices of the Bank of Ireland, (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue of American Depositary Receipts (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of May 29, 1997, as amended and restated as of February 28, 2000, as further amended and restated as of May 16, ~~2001~~2001, and as further amended and restated as of _______________, 2007 (herein called the "Deposit Agreement"), by and among the Issuer, the Depositary, and all Holders from time to time of ~~Receipts~~American Depositary Shares issued thereunder, each of whom by accepting ~~a Receipt~~American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Holders ~~of the Receipts~~ and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement

2.

SURRENDER OF ~~RECEIPTS~~AMERICAN DEPOSITARY SHARES AND WITHDRAWAL OF ~~SHARES~~DEPOSITED SECURITIES.

Upon surrender at the Corporate Trust Office of the Depositary of ~~this Receipt~~American Depositary Shares, and upon payment of the fee of the Depositary provided in this Receipt and payment of all taxes, duties and other governmental charges payable in connection with delivery of Deposited Securities against surrender of Receipts, and subject to the terms and conditions of the Deposit Agreement, the Holder ~~hereof~~of those American Depositary Shares is entitled to delivery, to him ~~or upon his order~~as instructed, of the amount of Deposited Securities at the time represented by ~~the~~those American Depositary Shares ~~for which this Receipt is issued~~. Delivery of such Deposited Securities may be made by the delivery of (a) certificates or account transfer in the name of the Holder hereof or as ordered by him ~~or certificates properly endorsed~~, with proper endorsement or accompanied by proper instruments or instructions of transfer to such Holder or ~~as ordered by him~~pursuant to proper delivery instructions and (b) any other securities, property and cash to which such Holder is then entitled together with any transfer or assignment related thereto given pursuant to Section 2.02 of the Deposit Agreement in respect of ~~this Receipt~~such American Depositary Shares. Such delivery will be made at the option of the Holder hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Holder hereof.

The Articles provide that the Directors will not register any person (other than the Depositary and certain other persons specified in the Articles) as a holder of a Share unless such person has furnished to the Directors a Nationality Declaration stating (i) the name and nationality of any person which has an Interest (as defined in the Articles) in such Share and (if such declaration or the Directors so require) the nature and extent of the Interests of each such person or (ii) such other information as the Directors may from time to time determine.  Any person who withdraws Shares and does not submit to the Foreign Registrar a Nationality Declaration will be deemed to have appointed the Foreign Registrar to act as his or her attorney-in-fact and to complete the Nationality Declaration on behalf of such person designating such Shares being withdrawn as being held by a person who is an Affected Holder (as defined in the Articles).

The Depositary and the Custodian shall not be liable or responsible for the failure of any person to submit a Nationality Declaration in connection with the cancellation of ~~a Receipt~~American Depositary Shares and the withdrawal of Shares.

Except as otherwise expressly permitted by the Deposit Agreement, neither the Depositary nor the Custodian shall deliver Deposited Securities, by physical delivery, book entry or otherwise, or otherwise permit Deposited Securities to be withdrawn from the facility created by the Deposit Agreement, except upon the receipt and cancellation of the relevant ~~Receipts~~American Depositary Shares.

3.

TRANSFERS, SPLIT-UPS, AND ~~COMBINATIONS~~COMBINATION OF RECEIPTS.

~~The transfer of this Receipt is registrable~~Transfers of American Depositary Shares may be registered on the books of the Depositary ~~at its Corporate Trust Office~~ by the Holder ~~hereof~~ in person or by a duly authorized attorney, upon surrender of ~~this Receipt~~those American Depositary Shares at any designated transfer office properly endorsed or accompanied by proper instruments of transfer, in the case of a Receipt, or pursuant to a proper instruction (including for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit Agreement), in the case of uncertificated American Depositary Shares, and duly stamped as may be required by applicable law;  provided that the Depositary may close the transfer books, at any time or from time to time, after consultation with the Issuer, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Issuer, subject in all cases to Section 7.08 of the Deposit Agreement and Article 24 hereof.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the Holder of uncertificated American Depositary Shares.  The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit Agreement) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing those American Depositary Shares.  As a condition precedent to the ~~execution and~~ delivery, registration, registration of transfer, or surrender of any American Depositary Shares or split-up~~,~~ or combination~~, or surrender~~ of any Receipt or transfer or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares no evidenced by a Receipt of a sum sufficient to reimburse it for any tax, duty or other governmental charge (including, without limitation, amounts in respect of any applicable Stamp Taxes) and any stock transfer or registration fee paid by it with respect thereto (including any such tax, duty or charge and fee with respect to Shares being deposited or withdrawn or to the ~~Receipts~~American Depositary Shares being executed and delivered) and payment of any applicable fees as provided in ~~this Receipt~~the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations, if any, the Depositary may establish consistent with the provisions of the Deposit Agreement ~~or this Receipt, including, without limitation, Article 24.~~.

The delivery of ~~Receipts~~American Depositary Shares against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of ~~Receipts~~American Depositary Shares in particular instances may be refused, or the registration of transfer or surrender of outstanding ~~Receipts~~American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of relevant law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, Articles, or any securities exchange on which the American Depositary Shares or Shares are listed, or for any other reason, subject to the provisions of the following sentence and of Section 7.08 of the Deposit Agreement.  Notwithstanding any other provision of the Deposit Agreement ~~and this Receipt~~, the surrender of outstanding ~~Receipts~~American Depositary Shares and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any Irish, European Union, U.S. or other applicable foreign laws or governmental regulations relating to the ~~Receipts~~American Depositary Shares or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.

LIABILITY OF HOLDER FOR TAXES.

If any tax, duty or other governmental charge (including, without limitation, any applicable Stamp Taxes) or expense shall become payable by the Depositary or the Custodian or its nominee with respect to any ~~Receipt~~American Depositary Shares or any Deposited Securities represented ~~hereby~~by any American Depositary Shares, such tax, duty or other governmental charge or expense shall be payable by the Holder ~~hereof~~ to the Depositary.  The Depositary may refuse to effect registration of any transfer or surrender ~~of this Receipt~~those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares ~~evidenced by such Receipt~~ until such payment is made, and may withhold any cash dividends or other cash distributions in respect of such Deposited Securities, or may sell for the account of the Holder ~~hereof~~ any part or all of the Deposited Securities represented by ~~the~~those American Depositary Shares ~~evidenced by this Receipt~~, and may apply such cash dividends or other cash distributions or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), and the Holder ~~hereof~~ shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and that any pre-emptive rights of the holders of outstanding Shares were validly waived or exercised and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent (i) that the Shares presented for deposit are not, and the ~~Receipts~~American Depositary Shares issuable upon such deposit will not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933 and (ii) that the deposit of such Shares and the sale of ~~Receipts evidencing~~ American Depositary Shares representing such Shares by that person does not and will not violate the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and ~~issuance of Receipts~~delivery of American Depositary Shares.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Holder of ~~a Receipt~~American Depositary Shares may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of legal or such beneficial ownership or other information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Issuer or Depositary may deem necessary or proper or as the Issuer may require by written request to the Depositary or any Custodian.  The Depositary may withhold the delivery or registration of transfer of ~~any Receipt~~American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities pertaining to such ~~Receipt~~American Depositary Shares until such proof or other information is filed or such certificates are executed or such representations and warranties made.  Each Holder and beneficial owner agrees to provide any information requested by the Issuer or the Depositary pursuant to Section 3.1 of the Deposit Agreement.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the appropriate body, if any, which is performing the function of governing the regulation of currency exchange under Irish law.

7.

CHARGES OF DEPOSITARY.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer in arrears once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

~~The~~For the benefit of the Depositary and/or the Issuer, the following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering ~~Receipts~~American Depositary Shares or to whom ~~Receipts~~American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the ~~Receipts~~American Depositary Shares or Deposited Securities or ~~a distribution of Receipts~~delivery of American Depositary Shares pursuant to Section 4.03 of the Deposit Agreement), ~~whichever~~or by Holders, as applicable: (1) taxes, duties and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the ~~execution and~~ delivery of ~~Receipts~~American Depositary Shares pursuant to Sections 2.03, 4.03, 4.04 or 4.05 of the Deposit Agreement and the surrender of ~~Receipts~~American Depositary Shares pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.01 through 4.05 thereof, ~~and~~ (7) a fee for the distribution of ~~proceeds of sales of~~ securities ~~or rights~~ pursuant to Sections 4.02, ~~4.03 or 4.04, respectively,~~ of the Deposit Agreement, such fee being in an amount equal to the fee for the ~~execution and~~ delivery of American Depositary Shares referred to ~~in (5)~~ above which would have been charged as a result of the deposit ~~by Holder~~ of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) ~~or Shares received in exercise of rights distributed to them pursuant to Sections 4.02, 4.03 or 4.04, respectively,~~ but which securities ~~or rights are instead sold by the Depositary and the net proceeds distributed.~~are instead distributed by the Depositary to Holders, (8) in addition to any fee charged under clause (6), a fee of $.01 per American Depositary Share (or portion thereof) for depositary services (which fee shall be assessed against Holders on or about March 20th and on or about September 20th by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions); provided, however, that the maximum fee charged under this clause (8) shall not exceed $.02 per calendar year, and (9) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section 4.07 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Issuer and its affiliates and in American Depositary Shares.

8.

PRE-RELEASE OF SHARES AND RECEIPTS.

The Depositary may ~~issue Receipts~~deliver American Depositary Shares against the delivery by the Issuer (or any agent of the Issuer recording Share ownership) of rights to receive Shares from the Issuer (or any such agent).  No such ~~issue of Receipts~~delivery of American Depositary Shares will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Issuer to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, ~~execute and~~ deliver ~~Receipts~~American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the ~~receipt and cancellation of Receipts which~~surrender of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such ~~Receipt has~~American Depositary Shares have been Pre-Released.  The Depositary may receive ~~Receipts~~American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom ~~Receipts~~American Depositary Shares are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or ~~Receipts~~American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or ~~Receipts~~American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or ~~Receipts~~American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or ~~Receipts~~American Depositary Shares, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or ~~Receipts~~American Depositary Shares upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

EUROPEAN UNION HOLDERS.

In the event a person or entity having or proposing to have an interest in American Depositary Shares does not wish to be treated as an Affected Holder within the meaning of Section 3.04 of the Deposit Agreement, such person or entity may, in accordance with Section 3.04(h) of the Deposit Agreement, contact the Depositary and request from the Depositary a copy of the Nationality Declaration.  Subject to the terms of the Articles, upon (i) submission by such person or entity to the Depositary of a completed and executed Nationality Declaration, (ii) the completion of any steps pursuant to the terms of the Deposit Agreement as may be necessary to cause such American Depositary Shares to be evidenced by Receipts registered in the name of such person or entity, and (iii) the Directors' satisfaction that such person is not an Affected Holder (as defined in the Articles), such person or entity will not be treated as an Affected Holder within the meaning of Section 3.04 of the Deposit Agreement.

The Depositary shall promptly send to the Issuer copies of such completed and executed Nationality Declaration received by it under the Deposit Agreement.

10.

TITLE TO RECEIPTS.

~~Title to~~It is a condition of this Receipt and every successive Holder of this Receipt by accepting or holding the same consent and agrees that when properly endorsed or accompanied by proper instruments of transfer, is transferable ~~by delivery with the same effect as in the case of a negotiable instrument;  provided, however, that the~~as certificated registered securities under the laws of New York.  American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.  The Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the ~~person in whose name this Receipt is registered on the books~~Holder of the American Depositary Shares as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

11.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar or any co-registrar.

12.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").

Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at ~~450 Fifth~~100 F Street, N.~~W~~E., Washington, D.C. 20549.

The Depositary will make available for inspection by Holders ~~of Receipts~~ at its Corporate Trust Office any reports and communications, including any proxy material, received from the Issuer which are both (a) received by the Depositary or the Custodian or the nominees of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Issuer pursuant to the Deposit Agreement.

The Depositary will keep books for the registration of ~~Receipts~~American Depositary Shares and transfers of ~~Receipts~~American Depositary Shares which at all reasonable times shall be open for inspection by the Holders ~~of Receipts~~ and the Issuer, provided that such inspection shall not be for the purpose of communicating with Holders ~~of Receipts~~ in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement, the Articles or the ~~Receipts~~American Depositary Shares or Shares.

The Depositary, upon the request or with the approval of the Issuer, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ~~Receipts~~American Depositary Shares at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed by the Depositary upon the request or with the approval of the Issuer and substitutes appointed by the Depositary upon the request or with the approval of the Issuer.  Each Registrar, co-registrar or co-transfer agent appointed under Section 5.01 of the Deposit Agreement shall give notice in writing to the Issuer and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.  In carrying out its functions, a co-transfer agent may (and shall, if so instructed by the Depositary or the Issuer) require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to ~~Receipts~~American Depositary Sahres and will be entitled to protection and indemnity to the same extent as the Depositary.  Any appointment of one or more co-transfer agents shall in no way relieve the Depositary of its obligations to the Issuer or the Holders under the Deposit Agreement.

13.

DIVIDENDS AND DISTRIBUTIONS.

(a)

Whenever the Depositary receives any cash dividend or other cash distribution by the Issuer on any Deposited Securities in a currency other than Dollars, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert such dividend or distribution into dollars and will distribute the amount thus received (net of the expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement, if applicable), to the Holders of Receipts entitled thereto; provided, however, that in the event that the Issuer or the Depositary is required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holders of the ~~Receipts evidencing~~ American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

(b)

A failure by a Holder to comply with the provisions outlined in Section 3.05 of the Deposit Agreement may result in retention by the Issuer of the dividends otherwise payable on the American Depositary Shares held by that Holder and the rights described in Section 4.01 of the Deposit Agreement to receive dividends payable on Deposited Securities underlying such ~~Receipts~~American Depositary Shares.

Subject to the provisions of Section 4.12 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed promptly to the Holders of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that, if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary, after consultation with the Issuer, deems such distribution not to be feasible, the Depositary may adopt, with the Issuer's approval (such approval not to be unreasonably withheld), such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of any securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Issuer's approval, and shall if the Issuer shall so request, ~~distribute~~deliver promptly to the Holders ~~of outstanding Receipts~~ entitled thereto, ~~additional Receipts for~~ an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares ~~evidenced by Receipts~~, including the withholding of any tax or other governmental charge as provided in Section 4.12 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.  In lieu of delivering ~~Receipts for~~ fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute as promptly as practicable the net proceeds.  If additional ~~Receipts~~American Depositary Shaes are not so ~~distributed~~delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax, duty or other governmental charge (including, without limitation, any applicable Stamp Taxes) which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, duties or other governmental charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, duties or other governmental charges to the Holders ~~of Receipts~~ entitled thereto.

14.

RIGHTS.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Issuer and subject to the terms of the rights and all applicable legislation and regulations and the Articles, have discretion as to the procedure to be followed in making such rights available to Holders or in disposing of such rights on behalf of such Holders and making the net proceeds as promptly as practicable available in Dollars to such Holders (subject to the provisions of the Deposit Agreement) or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Issuer, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute promptly, to the Holders entitled thereto, warrants or other instruments therefor in such form as it may determine, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful and feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion, after consultation with the Issuer, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate, subject to the other terms and conditions of the Deposit Agreement, the proceeds of such sales for the accounts of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, the date of delivery of any ~~Receipt or Receipts~~American Depositary Shares or otherwise.

If registration under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Issuer to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer any such rights to Holders unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to the Holders of such ~~Receipts~~American Depositary Shares are exempt from or not subject to registration under the provisions of such Act.  Nothing in this Article 14 or in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Issuer to file a registration statement with the Commission or endeavor to have such a registration statement declared effective so as to allow rights to be made available to Holders of the ~~Receipts~~American Depositary Shares.

Whenever the Depositary shall receive notice from the Issuer of the declaration of a dividend or other distribution on Deposited Securities payable in Shares or cash at the election of each holder of Shares or, if no such election is made, payable in Shares or in cash as provided in the instruments governing such dividend or other distribution, the Depositary shall, upon the written request of the Issuer and subject to Section 5.07 of the Deposit Agreement, mail to the Holders a notice, the form of which shall be in the discretion of the Depositary, which shall contain (a) such information as is contained in the notice received by the Depositary from the Issuer and (b) a statement that each of the Holders as of the close of business on a specified date will be entitled, subject to any applicable provisions of law, including any applicable provisions of Irish law, the Articles of the Issuer or the instruments governing such dividend or distribution, to instruct the Depositary as to the manner in which such Holder elects to receive such dividend or distribution.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable to make the election in accordance with the instructions set forth in such request, and to distribute cash or Shares, as the case may be, in accordance with the terms of Section 4.01 or Section 4.03 of the Deposit Agreement, respectively, to the Holders entitled thereto.  If the Depositary does not receive timely instructions from any Holder as to such Holder's election, the Depositary shall make no election with respect to the Deposited Securities represented by such Holder's American Depositary Shares and shall distribute such Shares or cash so received, if any, in respect of such Deposited Securities in accordance with the preceding sentence.

15.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed promptly to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any ~~Receipt~~American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall, after consultation with the Issuer, promptly file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars distributable to the Holders entitled thereto and transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, of if any such approval or license is not obtained within a reasonable period as determined by the Depositary (in each case after consultation with the Issuer), the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

16.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities or whenever for any reason the Depositary gives effect to a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, after consultation with the Issuer, fix a record date, which date shall, to the extent practicable, be the same record date fixed by the Issuer (a) for the determination of the Holders of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

17.

VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer the Depositary shall, as soon as practicable thereafter and to the extent permitted by applicable laws, mail to the Holders a notice, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and of the Articles and the terms of issue of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Issuer.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, (the "Instruction Date") the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares ~~evidenced by such Receipt~~ in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instruction.  If no instructions are received by the Depositary from any holder with respect to any of the Deposited Securities represented by the American Depositary Shares ~~evidenced by such Holder's Receipts~~ on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Issuer with respect to such deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.  In accordance with the Articles and Irish law, failure by a Holder, or a person holding an interest in Shares through a Holder, to comply with the Issuer's request for information of the nature referred to in Section 3.05 of the Deposit Agreement may result inter alia, in withdrawal of the voting rights of the Shares underlying the ~~Receipts~~American Depositary Shares held by that Holder and consequently of the rights described in Section 4.08 of the Deposit Agreement to direct the voting of Deposited Securities underlying such ~~Receipts~~American Depositary Shares.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

18.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the approval of the Issuer, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

19.

LIABILITY OF THE ISSUER AND DEPOSITARY.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder ~~of any Receipt~~, if by reason of any provision of any present or future law or regulation of the United States, Ireland or the European Union or any other provision of applicable law, or by reason of any requirement, direction or applicable rule, law or regulation or any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles or any of the Deposited Securities of the Issuer, or by reason of any act of God or war or other circumstances beyond the control of either of them, the Depositary or the Issuer shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer or their respective directors, employees, agents or affiliates incur any liability to any Holder ~~of a Receipt~~ by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the Articles.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Holders of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Issuer nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of ~~Receipts~~American Depositary Shares, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  The Depositary undertakes that it shall not (i) sell Deposited Securities held by it as Depositary, or (ii) deliver Deposited Securities except as expressly contemplated in the Deposit Agreement.  The Depositary undertakes that it shall not pledge, charge, mortgage or create or allow to subsist any other form of encumbrance over or security interest in the Deposited Securities of the Issuer held by it as Depositary.  Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the ~~Receipts~~American Depositary Shares, which in its opinion may involve it in expense or liability (other than any action, suit or proceedings brought by either party against the other relating to the Deposit Agreement), unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Issuer shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder ~~of a Receipt~~, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them except to the extent that such liability or expense arises out of information relating to the Depositary included in the registration statement on Form F-6 relating to the American Depositary Shares, or omissions of such information, or (ii) by the Issuer or any of its directors, employees, agents and affiliates; provided, however, that such indemnity shall not extend to any taxes, duties and other governmental charges, fees and other expenses of the Depositary, its directors, employees, agents and affiliates and any Custodian that, pursuant to the Deposit Agreement or any supplemental fee or other agreement, are not payable by the Issuer.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09 of the Deposit Agreement) but only to the extent that any such liability or expense arises in connection with (a) any United States Federal, state or local income tax laws, or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 of the Deposit Agreement.  However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Issuer expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

No disclaimer of liability under the Securities Act of 1933 is intended by any provisions of the Deposit Agreement.

20.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed as Depositary by the Issuer by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may, with the consent of the Issuer, or shall at the Issuer's written request, appoint a substitute or additional custodian or custodians.

21.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of ~~Receipts~~American Depositary Shares, shall, however, not become effective as to outstanding ~~Receipts~~American Depositary Shares until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding ~~Receipts~~American Depositary Shares, provided that the parties to the Deposit Agreement agree that any amendments which (i) are reasonably necessary (as agreed by the Issuer and the Depositary) in order for American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Every Holder of ~~a Receipt~~American Depositary Shares at the time any such amendment so becomes effective shall be deemed, by continuing to hold such ~~Receipt~~American Depositary Shares, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder ~~of any Receipt~~ to surrender such ~~Receipt~~American Depositary Shares and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

22.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Issuer, shall terminate the Deposit Agreement by mailing notice of such termination to the Holders of all ~~Receipts~~American Depositary Shares then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement upon 90 days notice to the Issuer and the Holders of all ~~Receipts~~American Depositary Shares then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Holder of ~~a Receipt~~American Depositary Shares will, upon (a) surrender of ~~such Receipt~~those American Depositary Shares at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of ~~Receipts~~American Depositary Shares referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes, duties or other governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares ~~evidenced by such Receipt~~.  If any ~~Receipts~~American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ~~Receipts~~American Depositary Shares, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ~~Receipts~~American Depositary Shares surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of ~~a Receipt~~American Depositary Shares, any expenses for the account of the Holder of such ~~Receipt~~American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or other governmental charges).  At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of ~~Receipts~~American Depositary Shares which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash and except for its obligations to the Issuer under Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

23.

DISCLOSURE OF INTERESTS.

(a)

Notwithstanding any other provision of the Deposit Agreement, the Articles or applicable Irish law, each Holder agrees to be bound by and subject to applicable provisions of the Irish Companies Act, 1990, the Articles and regulations governing shares quoted on the official list of the Irish Stock Exchange Limited (the "Irish Stock Exchange") summarized below, in each case as in effect on the date hereof, to the same extent as if such Holder held Shares directly.  Each Holder agrees to comply with requests from the Issuer or the Depositary made under the Irish Companies Act, 1990, the Articles or regulations governing shares quoted on the official list of the Irish Stock Exchange to provide information, inter alia, as to the capacity in which such Holder owns ~~Receipts~~American Depositary Shares and regarding the identity of any other person interested (as defined in the Irish Companies Act, 1990) in such ~~Receipts~~American Depositary Shares and the nature of such interest. The Issuer has informed the Depositary that the following information is accurate, as of the date hereof, as the Depositary has made no independent investigation regarding such information.

Sections 67 to 79 of the Irish Companies Act, 1990 provide that a person (including a company and other legal entities) that acquires an interest of 5 per cent or more of any class of shares (including through American Depositary ~~Receipts~~Shares) that comprise part of a public company's "relevant share capital" (i.e., the Issuer's issued share capital carrying the right to vote in all circumstances at a general meeting of the Issuer) is required to notify the company in writing in a prescribed manner of its interest within five days following the day on which the obligation arises.  After the 5 per cent level is exceeded, similar notifications must be made in respect of any change in such person's interest following which the percentage level of the interest previously notified has changed until after, if ever, the percentage level drops below 5 per cent.  Fractional numbers are rounded down for the purposes of establishing changes in percentage levels.  Failure to notify punctually and properly is an offense.  Additionally, in the case of a failure to notify the acquisition of an interest, no right or interest whatsoever in respect of any of the relevant shares will be enforceable, whether directly or indirectly, by action or legal proceeding by the person having such an interest.  Application may be made to the Irish High Court to remove this restriction, and if the court is satisfied that the failure to notify was accidental or due to inadvertence, or some other sufficient cause, or that it is just and equitable to grant relief then the court may grant such relief as it sees fit.

For purposes of such notification obligation, the interest of a person in shares means any kind of interest in shares including interests in any shares (a) in which a spouse, or child under the age of 18, is interested, (b) in which a corporate body is interested and either (i) that corporate body or its directors are accustomed to act in accordance with that person's directions or instructions or (ii) that person is entitled to exercise or to control one-third or more of the voting power of that corporate body or (c) in which another party is interested and the person and that other party are parties to a "concert party" agreement under Section 73 of the Irish Companies Act, 1990.  A concert party agreement is one which provides for one or more parties to acquire interests in the relevant share capital of a particular public company and imposes obligations or restrictions on any of the parties as to the use, retention or disposal of such interests acquired pursuant to such agreement.  An interest in the company's shares must also in fact be acquired by any of the parties pursuant to the agreement.  The agreement must be legally binding or involve mutuality.

Furthermore, if a person acquires or disposes of voting shares in a company and such shares are quoted on the official list of the Irish Stock Exchange (as will be the case with the Shares) such person must notify the Irish Stock Exchange if his or her percentage interest in such shares, following such acquisition or disposal, equals, exceeds or falls below the following percentages: 10%, 25%, 50% and 75%.  Notification must be made in the prescribed manner within five business days.  If any person fails to notify the Irish Stock Exchange within the time allowed, any stockbroker who knows of the circumstances must make the notification and the Irish Stock Exchange is required to notify the default to the Director of Public Prosecutions in Ireland.  The sanctions referred to above for failure to notify in compliance with Sections 67 to 79 of the Irish Companies Act, 1990, will equally apply to failure to notify in this regard.

In addition, Section 81 of the Irish Companies Act, 1990 provides that a public company may by written notice require a person whom the company knows, or has reasonable cause to believe, to be or to have been, at any time during the three years immediately preceding the date on which the notice is issued, interested in shares consisting of the company's "relevant share capital" to confirm that fact or to indicate whether or not that is the case, and where such person holds or during the relevant time had held an interest in such shares, he may be required to give such further information as may be required relating to such interest and any other interest in the shares of which such person is aware.

Where notice is served by the Issuer under the foregoing provisions on a person who is or was interested in the Shares and that person fails to give the Issuer any information required by the notice within such time as is specified in the notice, the Issuer may apply to the Irish court for an order directing that the Shares in questions be subject to restrictions prohibiting, among other things, (i) any transfer of those Shares, (ii) the exercise of the voting rights in respect of such Shares, (iii) the taking up of rights in respect of such Shares, and (iv) other than in liquidation, payments in respect of such Shares.  If the information requested in the notice is not provided, the Articles also enable the service of a restriction notice (as described below) imposing sanctions on the shareholder without the need for court involvement.

A person who fails to fulfill the obligations imposed by Section 81 of the Irish Companies Act, 1990 described above may be subject to criminal penalties.

he Directors also have the power, pursuant to the Articles, to serve a notice (a "Disclosure Notice") on any shareholder, or any other person appearing to be interested in issued Shares, requiring such person to disclose to the Issuer such information as they shall require relating to the ownership of any interest in such Shares as lies within the knowledge of the relevant person.  This can include information which the Issuer is entitled to seek pursuant to Section 81 of the Irish Companies Act, 1990 or any other information which the Directors require in order to determine whether any Shares are Affected Shares (as described in Section 3.04 of the Deposit Agreement) or whether it is necessary to take steps to protect any License (as defined in the Articles).

If a shareholder, or a person appearing to be interested in Shares held by such shareholder, has been duly served with a notice under Section 81 of the Irish Companies Act, 1990 or a Disclosure Notice requesting information pursuant to the Articles and is in default in supplying the Issuer with the information thereby required, the Issuer may serve a further notice (a "Restriction Notice") on that shareholder.  After the expiration of 14 days from the date of service of the Restriction Notice and for so long as the Restriction Notice remains in effect, no holder or holders of the relevant shares shall be entitled to attend, speak or vote at any general meeting, either in person or by proxy.  In addition, where the relevant shares represent 0.25% of the total number of the issued shares of the class of shares concerned the Restriction Notice may also direct that any dividend or other money which would otherwise be payable on such shares shall be retained by the Issuer without liability to pay interest and no transfer of shares by the shareholder (unless such transfer is an arm's length sale) or any renunciation of or any allotment of new shares or debentures made in respect thereof shall be registered.

(b)

At the request of the Issuer and at the Issuer's expense, the Depositary shall forward to any Holder any request by the Issuer for information or any other communications relating to the application of the provisions summarized in Section 3.05 of the Deposit Agreement.  Holders seeking to communicate with the Issuer or the Directors on matters relating to the application of the provisions summarized in Section 3.05 of the Deposit Agreement may send their communications to the Depositary for forwarding, at their own risk, to the Issuer.

If the Issuer requests information from the Depositary or the Custodian, as the Holders of Shares, pursuant to the Articles and the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Issuer such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of the Deposit Agreement.

24.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Issuer and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate U.S. securities laws, including, but not limited to Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

25.

DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a)

Notwithstanding the provisions of Section 2.04 of the Deposit Agreement, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(b)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement, shall not constitute negligence or bad faith on the part of the Depositary.

~~25.~~26.

RESTRICTIONS UPON OWNERSHIP.

(a)

Each Holder acknowledges and agrees (i) that each ~~Receipt~~American Depositary Share, and the terms upon which it is held by such Holder, are subject to the Articles, (ii) that (except as otherwise provided in the Articles) such Holder's ~~Receipts~~American Depositary Shares represent an Interest (as defined in the Articles) in the Shares underlying such ~~Receipts~~American Depositary Shares, (iii) that so long as the Articles provide a means by which the Issuer or the Directors may, in accordance with the Articles, limit the extent to which Affected Holders (as defined in the Articles and including, without limitation, non-European Union nationals) may have Interests in the Shares and the exercise of rights by Affected Holders in relation to Shares (the "Foreign Interest Limitation"), such Holder will be bound by the Foreign Interest Limitation (and all related provisions of the Articles) and the Directors have a duty to take action in certain circumstances and in accordance with the Articles to enforce the Foreign Interest Limitation against such Holder (including, without limitation, making provision for the withdrawal of the right of such Holder to direct the voting of the Shares underlying such Holder's ~~Receipts~~American Depositary Shares and/or the forced sale of all or part of such Shares or the Interests held therein (including Interests held through ~~Receipts~~American Depositary Shares) if a sufficient disposal or disposals of Shares or of Interests therein has not been made to the Directors' satisfaction within 21 days (or such longer period as the Directors consider reasonable) after service upon the Depositary (or its nominee), the Custodian (or its nominee) or the Holder of a notice requiring such disposal) or against other Holders or holders of Shares, (iv) that such Holder, to the extent it may legally do so, will provide such information as lies with its knowledge that is requested by the Issuer under statutory provisions of Irish law or the Articles, which may include, without limitation, information as to the capacity in which such Holder holds ~~Receipts~~American Depositary Shares and the nature and extent of the Interests of such Holder or other persons in the Shares underlying such Holder's ~~Receipts~~American Depositary Shares and (v) that the Articles provide that any resolution or determination of, or any decision or the exercise of any discretion or power by, the Directors under the provisions of the Articles relating to the Foreign Interest Limitation shall be final and conclusive and not open to challenge and the Directors shall not be obliged to give any reason therefor and that the Directors shall, so long as they act in good faith, be under no liability to the Issuer or to any other person in acting or not taking action under or pursuant to such provisions of the Articles or for any erroneous determination made by them in exercise of their powers under such provisions.

(b)

If the Depositary (or the Custodian or any nominee of the Custodian) as registered holder of any Shares receives a Restricted Share Notice (as defined in the Articles) from the Issuer or the Directors informing the Depositary that:

(i)

a specified Holder or Holders (a "Relevant Holder" or "Relevant Holders") are believed or are deemed to be Affected Holders (as defined in the Articles) or are believed or are deemed to be Holders through which an Affected Holder or Holders have Interests in relation to any Shares specified in the Restricted Share Notice; and/or

(ii)

the Directors believe that each Relevant Holder or the Affected Holder or Holders believed or deemed to have Interests through such Relevant Holder are or are deemed to be interested in a specified number of such Shares, paragraph (d) of this Section shall apply.  The Issuer need not include in a Restricted Share Notice the information described in clause (ii) of this paragraph (b).  If the Restricted Share Notice does not include such information, the Depositary shall assume for the purposes of paragraph (d) of this Section that each Relevant Holder or the Affected Holder or Holders specified pursuant to clause (i) of this paragraph (b) are or are deemed to be interested in that number of the Shares that bears the same ratio to the total number of Shares specified in such Restricted Share Notice as the number of such Relevant Holder's American Depositary Shares bears to the number of American Depositary Shares of all Relevant Holders specified in such Restricted Share Notice.

(c)

"Relevant Receipt" means a Receipt evidencing the Shares in which a Relevant Holder or the Affected Holder or Holders specified pursuant to clause (i) of paragraph (b) are believed or deemed to have Interests for purposes of this Section.

(d)

Following the receipt of a Restricted Share Notice, the Depositary shall, if the Restricted Share Notice requires such action,

(i)

refuse to register any transfer of a Relevant Receipt until the Issuer has withdrawn the Restricted Share Notice in respect of that Relevant Receipt;

(ii)

not exercise the voting rights attaching to a Relevant Receipt to the extent that the voting rights (as well as the rights to attend and vote at general meetings) attaching to the Shares underlying that Relevant Receipt are denied to the Depositary as notified in the Restricted Share Notice until the Issuer has withdrawn the Restricted Share Notice in respect of that Relevant Receipt; and

(iii)

give notice to each Relevant Holder specified therein of receipt by the Depositary of the Restricted Share Notice and of the actions to be taken under this paragraph (d) and the matters provided for in paragraph (e) of Section 3.04 0f the Deposit Agreement.

If the Depositary at any time receives a further notice from the Issuer or the Directors modifying such Restricted Share Notice, the Depositary shall take action in accordance with such modified Restricted Share Notice from and after the receipt of such notice by the Depositary.

(e)

If the Restricted Share Notice in respect of a Relevant Receipt so specifies, the Depositary shall give notice to the Relevant Holder that (i) the Relevant Holder must within 21 days of receipt of the Restricted Share Notice by the Depositary (or any longer period specified in the Restricted Share Notice) make a disposal or disposals of or of Interests in the Relevant Receipt or underlying Shares to the Directors' satisfaction such that no Affected Holder has an Interest in the Relevant Receipt or underlying Shares and (ii) if such disposal or disposals are not so made to the Directors' satisfaction and if such Restricted Share Notice has not been withdrawn, (A) any or all Shares underlying the Relevant Receipt may be sold by the Directors pursuant to the Articles and (B) if any such sale is made, such Relevant Receipt shall thenceforth represent only the right to receive any cash received by the Depositary in respect thereof, less any taxes and expenses incurred or paid by the Depositary in distributing such cash to the Relevant Holder thereof, and any unsold Shares, and upon surrender of such Relevant Receipt, the Relevant Holder thereof shall be entitled to withdraw such cash and such underlying Shares in the manner set forth in Section 2.05 of the Deposit Agreement.

(f)

If the Depositary (of the Custodian or any nominee of the Custodian) receives a Restricted Share Notice that does not contain the information described in clause (i) of paragraph (b), the Depositary shall:

(i)

apply any denial of voting rights in consequence thereof pro rata to all American Depositary Shares outstanding from time to time; and

(ii)

give notice to all Holders of receipt by the Depositary of the Restricted Share Notice and of the actions to be taken under this paragraph (f) and the matters provided for in paragraph (e), and treat any sale of Shares in consequence of the Restricted Share Notice as if it were a distribution in cash and a change in Deposited Securities applicable to all Deposited Securities as provided in Sections 4.01 and 4.09 of the Deposit Agreement.

(g)

Each Holder acknowledges and agrees that the Issuer or the Directors are also empowered by the Articles (i) to serve a Restricted Share Notice on it to the effect that such Holder must make a disposal or disposals of or Interests in ~~Receipts~~American Depositary Shares held by it (or of the underlying Shares) in the manner described in paragraph (e) and (ii) to refuse to register a transfer of Shares in respect of which a Restricted Share Notice has been served if Affected Holders would continue to have an Interest or Interests in such Shares following such transfer.

(h)

Each Holder acknowledges that the Articles provide that the Directors are entitled to assume that all Shares underlying ~~Receipts~~American Depositary Shares are Shares in which Affected Holders have Interests, unless the contrary is established to the Directors' satisfaction.  Each Holder who does not wish to be treated as an Affected Holder must complete and submit a Nationality Declaration available upon request from the Depositary and initially in the form of Exhibit B (2) annexed to the Deposit Agreement and otherwise comply with the terms of Section 2.10 of the Deposit Agreement.  Without prejudice to the foregoing, each Holder agrees that the Directors are entitled to assume, unless the contrary is established to the Directors' satisfaction, that each Holder with a registered address in the United States is or holds on behalf of a United States national and that each Holder with a registered address in Canada is or holds on behalf of a Canadian national.

(i)

At the Issuer's expense, the Depositary will forward to Holders or to the Issuer, as the case may be, communications relating to the application of the provisions of Section 3.04 of the Deposit Agreement.  Holders seeking to communicate with the Issuer or its Directors on matters relating to the application of the provisions of Section 3.04 of the Deposit Agreement may send their communications to the Depositary for forwarding, at their own risk, to the Issuer.

(j)

Subject to Sections 5.02 and 5.03 of the Deposit Agreement, the Depositary shall not have any liability to any Holder by reason of the Depositary's performance of its obligations under Section 3.04 of the Deposit Agreement.